                                                                    Exhibit 3.55

                                 (coat of arms)

                          CERTIFICATE OF INCORPORATION

                                ON CHANGE OF NAME

                               Company No. 4413202

The Registrar of Companies for England and Wales hereby certifies that

ZONECLIMB LIMITED

having by special resolution changed its name, is now incorporated under the name of

HELIWORLD LEASING LIMITED

Given at Companies House, London, the 26th April 2002


                                        /s/ SANDRA DUJARDIN
                                        ----------------------------------------
                                        SANDRA DUJARDIN
                                        For The Registrar Of Companies

                             (COMPANIES HOUSE LOGO)

                                 (coat of arms)

                          CERTIFICATE OF INCORPORATION
                          OF A PRIVATE LIMITED COMPANY

                               Company No. 4413202

The Registrar of Companies for England and Wales hereby certifies that

ZONECLIMB LIMITED

is this day incorporated under the Companies Act 1985 as a private company and that the company is limited.

Given at Companies House, Cardiff, the 10th April 2002

                                                                 (SEAL)
                                                         REGISTRAR OF COMPANIES
                                                          FOR ENGLAND AND WALES
                                                        THE OFFICIAL SEAL OF THE
                                                         REGISTRAR OF COMPANIES

                             (COMPANIES HOUSE LOGO)
                               --FOR THE RECORD--

                                 Memorandum and
                             Articles of Association

                            HELIWORLD LEASING LIMITED

                                   No. 4413202

                           Incorporated 10 April 2002

                               INGRAM WINTER GREEN
                                26-28 Bedford Row
                                 London WC1R 4HE
                          DX 1055 London/Chancery Lane
                               Tel:- 020 7845 7400
                               Fax:- 020 7845 7401

                        The Companies Acts 1985 to 1989
                      A Private Company Limited by Shares

                                 MEMORANDUM OF
                                  ASSOCIATION

                                       OF

                           HELIWORLD LEASING LIMITED

1.   The Company's name is HELIWORLD LEASING LIMITED

     (The name of the Company changed from ZONECLIMB LIMITED on 26/04/2002)

2.   The Company's Registered Office is to be situated in England and Wales.

3.   The Company's objects are:-

(A)  To carry on business as a general commercial company.

(B) To carry on any other business which in the opinion of the Company, may be capable of being conveniently or profitably carried on in connection with or subsidiary to any other business of the Company and is calculated to enhance the value of the Company's property.

(C) To purchase or by any other means acquire freehold, leasehold or any other property for any estate or interest whatever, movable or immovable or any interest in such property, and to sell, lease, let on hire, develop such property, or otherwise turn the same to the advantage of the Company.

(D) To apply for, register or by other means acquire any patents, patent rights, brevets d'invention, licences, trademarks, concessions and inventions and to use and turn to account the same or to develop, sell or assign the same or grant licences or privileges in respect thereof or otherwise turn the same to the advantage of the Company.

(E) To build, reconstruct or generally maintain buildings and works of all kinds, whether or not these are situate on the property of the Company.

(F) To invest and deal with the monies of the Company in such shares or upon such securities and in such manner as from time to time may be determined.

(G) To enter into arrangements for joint workings in business or amalgamate with or enter into any partnership or arrangement for sharing profits, union of interests, reciprocal concession or co-operation with any company, firm or person carrying on or proposing to carry on any business within the objects of this Company or which is capable of being carried on so as directly or indirectly to benefit the Company.

(H) To purchase or otherwise acquire, take over and undertake all or any part of the business, property, liabilities and transactions of any person, firm or company carrying on any business the carrying on of which is calculated to benefit this Company or to advance its interests, or possessed of property suitable for the purposes of the Company.

(I) To sell, improve, manage, develop, turn to account, let on rent or royalty or share of profits or otherwise, grant licences or easements or other rights in or over, or in any other manner deal with or dispose of the undertaking and all of any of the property and assets for the time being of the Company for such consideration as the Company may think fit.

(J) To subscribe for, take, purchase or otherwise acquire either for cash, shares or debentures in this Company or any other consideration any other company or business which, in the opinion of the Company, may be carried on so as directly or indirectly to benefit the Company.

(K) To sell or otherwise dispose of the whole or any part of the business or property of the Company for any consideration, shares or debentures as the Company may think fit.

(L) To lend and advance money or give credit on any terms and with or without security to any company, firm or person (including without prejudice to the generality of the foregoing any holding company, subsidiary or fellow subsidiary of, or any other company associated in any way with, the Company), to enter into guarantees, contracts of indemnity and suretyships of all kinds, to receive money on deposit or loan upon any terms, and to secure or guarantee in any manner and upon any terms the payment of any sum of money or the performance of any obligation by any company, firm or person (including without prejudice to the generality of the foregoing any such holding company, subsidiary, fellow subsidiary or associated company as aforesaid).

(M) To borrow or raise money in any manner and to secure the repayment of any money borrowed raised, or owing by mortgage, charge, standard security, lien or other security upon the whole or any part of the Company's property or assets (whether present or future), including its uncalled capital and also by a similar mortgage, charge, standard security, lien or security to secure and guarantee the performance by the Company of any obligation or liability it may undertake or which may become binding on it.

(N) To draw, make, accept, endorse, discount, negotiate, execute and issue cheques, bills of exchange, promissory notes, bills of lading, warrants, debentures and other negotiable or transferable instruments.

(O) To apply for, promote, and obtain any Act of Parliament, order, or licence of the Department of Trade or other authority for enabling the Company to carry any of its objects into effect, or for effecting any modification of the Company's constitution, or for any other purpose which may seem calculated directly or indirectly to promote the Company's interests, and to oppose any proceedings or applications which may seem calculated directly or indirectly to prejudice the Company's interests.

(P) To support and subscribe to any funds and to subscribe to or assist in the promotion of any charitable, benevolent or public purpose or object for the benefit of the Company or its employees, directors or other officers past or present and to grant pensions to such persons or their dependants.

(Q) To distribute among the members of the Company in kind any property of the Company of whatever nature.

(R) To pay all or any expenses in connection with the promotion, formation and incorporation of the Company, or to contract with any company, firm or person to pay the same, and to pay commission to brokers and others for underwriting, placing, selling, or guaranteeing the subscription of any shares or other securities of the Company.

(S) To do all such other things as may be deemed incidental or conducive to the attainment of the Company's objects or any of them.

     None of the objects set forth in any sub-clause of this Clause shall be restrictively construed but the widest interpretation shall be given to each such object, and none of such objects shall, except where the context expressly so requires, be in any way limited or restricted by reference to or inference from any other object or objects set forth in any such sub-clause or by reference to or inference from the terms of any other sub-clause of this Clause, or by reference to or inference from the name of the Company.

4.   The liability of the Members is limited.

5.   The Company's share capital is 1,000.00 pounds divided into 1,000 shares of
     1.00 pound each.

We, the subscriber to this Memorandum of Assocation, wish to be formed into a Company pursuant to this Memorandum; and we agree to take the number of Shares shown opposite our respective name.

NAME AND ADDRESS OF SUBSCRIBER   Number of Shares Taken by Subscriber

SDG SECRETARIES LIMITED          One
120 East Road
London N1 6AA

Dated the 2 April 2002

Witness to the above signatories:-

LYN BOND
120 East Road
London N1 6AA

                        The Companies Acts 1985 to 1989
                      A Private Company Limited by Shares

                                  ARTICLES OF
                                  ASSOCIATION

                                       OF

                           HELIWORLD LEASING LIMITED

PRELIMINARY

1. (a) Subject as hereinafter provided the Regulations contained in Table A in The Companies (Table A to F) Regulations 1985 ("Table A") shall apply to the Company.

     (b) In these Articles the expression "the Act" means the Companies Act 1985, but so that any reference in these Articles to any provision of the Act shall be deemed to include a reference to any statutory modification or re-enactment of that provision for the time being in force.

2.   Regulations 3, 8, 24, 41, 46, 48, 64, 67, 73 to 77 inclusive and 94 to 97 inclusive of Table A shall not apply to the Company.

3. The Company is a private company and accordingly no offer or invitation shall be made to the public (whether for cash or otherwise) to subscribe for any shares in or debentures of the Company nor shall the Company allot or agree to allot (whether for cash or otherwise) any shares in or debentures of the Company with a view to all or any of those shares or debentures being offered for sale to the public.

SHARES

4. (a) Subject to Article 5 below all unissued shares which are comprised in the authorised share capital with which the Company is incorporated shall be under the control of the directors and for the purposes of
          Section 80 of the Act the directors are unconditionally authorised to exercise the power of the Company to allot shares grant options over or otherwise dispose of the same to such persons and on such terms as they think fit at any time or times during the period of five years from the date of incorporation and the directors may after that period allot any shares or grant any such rights under this authority in pursuance of an offer or agreement made by the Company within that period.

     (b) The authority given above may be renewed revoked or varied by ordinary resolution of the Company in general meeting.

5. (a) In accordance with Section 91(1) of the Act, Sections 89(1) and 90(1) to (6) (inclusive) of the Act shall not apply to the Company.

     (b) All unissued shares which are not comprised in the authorised share capital of the Company with which the Company is incorporated shall be offered to the members in proportion as nearly as may be to the number of the existing shares held by them respectively unless the Company in general meeting shall by special resolution otherwise direct. Such offer shall be made by written notice specifying the number of shares offered and a period (not being less than 14 days) within which the offer if not accepted will be deemed to be declined. After the expiration of this period or, if earlier, on receipt of notice of non-acceptance, those shares so declined shall be offered to the members who have within the said period accepted all the shares offered to them in the proportion aforesaid in like terms in the same manner and limited by a like period as the original offer. The directors may in accordance with the provisions of this Article allot grant options over or otherwise dispose of such shares not accepted pursuant to such offers together with any shares not capable of being offered aforesaid except by way of fractions to such persons on such terms as they think fit provided that such shares shall not be disposed of on such terms which are more favourable to the subscribers therefor than the terms on which they were offered to the members. The provisions of this Article shall be subject to Section 80 of the Act.

LIEN

6. The Company shall have a first and paramount lien on every share (whether or not it is a fully paid share) for all moneys (whether presently payable or not) called or payable at the fixed time in respect of that share and the Company shall also have a first and paramount lien on all shares (whether or not it is a fully paid share) registered in the name of any member whether solely or one of two or more joint holders for all such moneys presently payable by him or his estate to the Company. However the directors may at any time declare any share to be wholly or in part exempt from the provisions of this Article. The Company's lien on a share shall extend to all dividends payable thereon.

TRANSFER OF SHARES

7. (a) No share or beneficial ownership of a share shall be transferred (otherwise than to the Company under Regulation 35 of Table A) until the rights of pre-emption hereinafter conferred have been exhausted. Any obligation to transfer a share pursuant to this Article is an obligation to transfer the entire legal and beneficial interest in such share.

     (b) A member who intends to transfer any share or any interest therein (including for this purpose the assignment of the beneficial interest in, or the creation of any charge or other security interest over, such share or the renunciation or assignment of any right to receive or subscribe for such share) ("the Seller") shall give notice ("the Transfer Notice") to the directors of his intention and the particulars of the shares ("the Transfer Shares") together with the price per share at which he is willing to sell ("the Specified Price"). A Transfer Notice once received by the directors is irrevocable unless paragraphs (d) or (h) apply.

     (c) The Transfer Notice shall constitute the Company as agent of the Seller for the sale of the Transfer Shares to the members other than the Seller ("the Offerees") at the Specified Price save that if the directors do not accept that the Specified Price constitutes a fair price they shall instruct the Auditors of the Company [who shall act as experts and not as arbitrators so that any provision of law or statute relating to arbitration shall not apply) to certify in writing ("Certificate of Value") the value of the Transfer Shares as between a willing seller and a willing buyer. The Auditors' decision on the value of the Transfer Shares between a willing seller and a willing buyer is within the Auditors' complete discretion and their certification shall be final and binding on the members. The Specified Price in the Transfer Notice shall be substituted by the price in the Certificate of Value. The Company upon receipt of the Certificate of Value shall forthwith furnish a copy thereof to the Seller. The Seller shall bear the cost of the valuation.

     (d) If upon receipt of the Certificate of Value the Seller considers that the price decided upon by the Auditors of the Company is not a reasonable one he shall be entitled to revoke the Transfer Notice within 7 days of receipt of the Certificate of Value by written notice to the directors ("the First Revocation Period"). Thereafter the Transfer Shares will not be offered by the directors to the Offerees or by the Seller to any other person or persons unless at a later date the Seller serves another Transfer Notice in respect of the Transfer Shares in which event all the provisions of this Article shall apply.

     (e) If the Seller has not revoked the Transfer Notice upon expiry of the First Revocation Period the price (whether by reference to the Specified Price or the Certificate of Value) shall be fixed in the Transfer Notice as the final price ("the Final Price") and the directors shall by notice in writing ("the Offer Notice") inform the Offerees of the number and price of the Transfer Shares and shall invite the Offerees to apply in writing to the Company, within 21 days of the date of despatch of the Offer Notice (which date must be stated therein), for a maximum number of the Transfer Shares.

     (f) If such Offerees within the period of 21 days stated in the Offer Notice apply for all or any of the Transfer Shares the directors will allocate the Transfer Shares applied for to the applicant Offerees In such proportions (or as nearly as may be and without increasing the number sold to an Offeree beyond the number applied for by him) as their existing holdings bear to the total of the holdings of the applicant Offerees. The Transfer Shares not capable of being allocated without involving fractions shall be allocated to the applicant Offerees in such proportion as the directors think fit. Any outstanding Transfer Shares may then be allocated in such manner as the directors think fit to those Offerees who applied for such Transfer Shares provided no Offeree shall be allocated shares in excess of the number of shares applied for by him.

     (g) If upon expiry of the 21 day period specified in the Offer Notice the directors shall have received applications for some but not all of the remaining Transfer Shares the directors may nominate within 14 days from the expiry of the Offer Notice a person or persons which may (subject to the Act) be the Company to whom the Transfer Shares not applied for will be allocated. The directors shall give notice in writing (the "Allocation Notice") of such allocations pursuant to paragraph (f) and this paragraph to the Seller and to the persons to whom the Transfer Shares have been allocated. The Allocation Notice must specify the date of despatch of the Allocation Notice, the name and address of the persons to whom the allocations have been made, the price and method of payment and number of Transfer Shares to be allocated and the place and time for completion (which shall be 21 days from the date of despatch) and that the Allocation Notice is subject to the Seller's right of revocation pursuant to paragraph (h).

     (h) The Seller may revoke the Transfer Notice if after service of the Allocation Notice not all the Transfer Shares have been taken up. Notice must be given in writing by the Seller to the Company within 14 days of the date of the Allocation Notice (the" Second Revocation Period").

     (i) If the Seller has not revoked the Transfer Notice upon expiry of the Second Revocation Period the Seller shall be bound upon payment of the purchase price due in respect thereof to transfer the shares comprised in the Allocation Notice to the person or persons (which may be the Company subject to the Act) named therein on the day and at the time specified therein.

     (j) In the event that the Seller fails or refuses to transfer the Transfer Shares having become bound so to do the Company may receive the purchase price in trust for the Seller and may authorise some person to execute a transfer of the Transfer Shares in favour of the purchasers.

     (k) During the 3 months following the expiry of 56 days from the date of the Offer Notice the Seller may (subject nevertheless to the provisions of paragraph (l)) transfer to any person and at any price but not less than the Final Price fixed in the Transfer Notice any of the shares comprised therein not included in the Allocation Notice or all but not part of the Transfer Shares comprised in the Transfer Notice if the Seller has revoked the Transfer Notice under paragraph
          (h).

     (l) The directors may in their absolute discretion and without assigning any reason therefor decline to register the transfer of a share whether or not it is a fully paid share.

GENERAL MEETINGS

8. In every notice convening a general meeting of the Company there shall appear a statement that a member entitled to attend and vote is entitled to appoint a proxy and the proxy need not be a member of the Company and Regulation 38 of Table A shall be modified accordingly.

9. (a) If the quorum prescribed by Regulation 40 of Table A is not present within 30 minutes from the time appointed for the meeting, the meeting shall stand adjourned to the same day in the next week at the same time and place or such time and place as the directors may determine.

     (b) If at the adjourned meeting a quorum is not present within 30 minutes of the time appointed for the meeting one person entitled under Regulation 40 of Table A to be counted in a quorum present at the meeting shall constitute a quorum.

10. (a) A resolution put to the vote of a meeting shall be decided on a show of hands unless before or on the declaration of the result of the show of hands a poll is duly demanded.

     (b) A poll may be demanded by the chairman or by a member (present in person or by proxy) having the right to attend and vote at the meeting.

     (c)  The demand for a poll may before the poll is taken be withdrawn.

     (d) A demand so withdrawn shall not be taken to have invalidated the result of a vote on a show of hands declared before the demand was made.

11. A resolution in writing executed pursuant to Regulation 53 of Table A and which is expressed to be a special resolution or an extraordinary resolution shall have effect accordingly.

12. (a) If and for so long as the Company has only one member and that member takes any decision which is required to be taken in general meeting or by means of a written resolution, that decision shall be as valid and effectual as if agreed by the Company in general meeting save that this paragraph shall not apply to resolutions passed pursuant to ss3O3 and 391 of the Companies Act 1985.

     (b) Any decision taken by a sole member pursuant to para (a) above shall be recorded in writing and delivered by that member to the Company for entry in the Company's minute book.

VOTES OF MEMBERS

13. The words "or by proxy" shall be inserted after the word"person" in regulation 54 of Table A.

14. The words "Unless the directors determine otherwise" shall be inserted at the commencement of Regulation 57 of Table A.

15. The words "30 minutes" shall be substituted for "48 hours" in Regulation 62(a) of Table A and for "24 hours" in Regulation 62(b) of Table A.

DIRECTORS

16. The first director or directors of the Company shall be the person or persons named in the statement delivered under Section 10 of the Act.

17. Unless and until otherwise determined by the Company in general meeting there shall be no maximum number of directors and the minimum number of directors shall be one. Whensoever there shall be a sole director such director may exercise all the powers discretions and authorities vested in the directors by these Articles and by Table A. The words "and unless so fixed at any other number shall be two" shall be omitted from Regulation 89 of Table A.

18. In any case where as a result of the death of a sole member of the Company the Company has no members and no Directors the personal representatives of such deceased member shall have the right by notice in writing to appoint a person to be a Director of the Company and such appointment shall be as effective as if made by any means allowed under these Articles of Association for the appointment of Directors.

19. The directors may exercise all the powers of the Company to borrow without limit as to amount and upon such terms and in such manner as they think fit and subject (in the case of any security convertible into shares) to
     Section 80 of the Act to grant any mortgage charge or standard security over its undertaking property and uncalled capital or any part thereof and to issue debentures debenture stock or any other securities whether outright or as security for any debt liability or obligation of the Company or of any third party.

20. (a) The words "and may also determine the rotation in which any additional directors are to retire" shall be omitted from regulation 78 of Table A.

     (b) The second and third sentences of Regulation 79 of Table A shall be omitted.

21. A director who is in any way either directly or indirectly interested in any contract transaction or arrangement (whether actual or proposed) with the Company or in which the Company is otherwise interested shall declare the nature of his interest at a meeting of the directors in accordance with
     Section 317 of the Act. Subject to such disclosure a director shall be entitled to vote in respect of any such contract transaction or arrangement (whether actual or proposed) in which he is Interested and whether or not he votes he shall be counted in reckoning whether a quorum is present or not.

NOTICES

22. The third sentence of Regulation 112 of Table A shall be omitted and the following sentence be inserted as the final sentence "A member whose registered address is not within the United Kingdom is entitled to receive any notice from the Company and that such notices be sent to the registered address by prepaid airmail".

THE SEAL

23. The Company may have a Seal if it so wishes. If the Company has a Seal the Directors may determine who shall sign any instrument to which the Seal is affixed and unless otherwise so determined it shall be signed by a Director and the Secretary or by a second Director. The obligation under Clause 6 of Table A relating to the sealing of share certificates shall apply only if the Company has a Seal.

INDEMNITY

24. In addition to the indemnity conferred by Regulation 118 of Table A and subject to the provisions of the Act every such person as is mentioned in the said Regulation shall be entitled to be indemnified out of the assets of the Company against all expenses losses or liabilities incurred by him as agent of the Company or for the Company's benefit or intended benefit or in or about the discharge or intended discharge of his duties in relation to the Company.

NAME AND ADDRESS OF SUBSCRIBER

SDG SECRETARIES LIMITED
120 East Road
London N1 6AA

Dated the 2 April 2002

Witness to the above signatories:-

LYN BOND
120 East Road
London N1 6AA

TABLE A
THE COMPANIES ACT 1985

REGULATIONS FOR MANAGEMENT
OF A COMPANY LIMITED BY SHARES

(as prescribed by regulations (s805 SI 85) (as amended by s1052 SI 85) made under s8 ca 85, and reprinted below in specimen form)

INTERPRETATION

1. In these regulations:-

'the Act' means the Companies Act 1985 including any statutory modification of re-enactment thereof for the time being in force.

'the Articles' means the articles of the company.

'Clear days' in relation to the period of a notice means that period excluding the day when the notice is given or deemed to be given and the day for which it is given or on which it is to take effect.

'executed, includes any mode of execution.

'office' means the registered office of the company.

'the holder' in relation to shares means the member whose name is entered in the register of members as the holder of the shares.

'the seal' means the common seal of the company.

'secretary' means the Secretary of the company or any other person appointed to perform the duties of the Secretary of the company, including a joint, assistant or deputy Secretary.

'the United Kingdom' means Great Britain and Northern Ireland.

Unless the context otherwise requires, words or experessions contained in these regulations bear the same meaning as in the Act but excluding any statutory modification thereof not in force when these regulations become binding on the company.

SHARE CAPITAL

2. Subject to the provisions of the Act and without prejudice to any rights attached to any existing shares, any share may be issued with such rights or restrictions as the company may be ordinary resolutions determine.

3. Subject to the provisions of the Act, shares may be issued which are to be redeemed or are to be liable to be redeemed at the option of the company or the holder on such terms and in such manner as may be provided by the articles.

4. The company may exercise the powers of paying commissions conferred by the Act. Subject to the provision of the Act, any such commission may be satisfied by the payment of cash or by the allotment of fully or partly paid shares or partly in one way and partly in the other.

5. Except as required by law, no person shall be recognised by the company as holding any share upon any trust and (except as otherwise provided by the articles or by law) the company shall not be bound by or recongnise any interest in any share except an absolute right to the entirety thereof in the holder.

SHARE CERTIFICATES

6. Every member, upon becoming the holder of any shares, shall be entitled without payment to one certificate for all the shares of each class held by him (and, upon transferring a part of his holding of shares of any class, to a certificate for the balance of such holding) or several certificates each for one or more of his shares upon payment for every certificate after the first of such reasonable sum as the directors may determine. Every certificate shall be sealed with the seal and shall specify the number, class and distinguishing numbers (if any) of the shares to which it relates and the amount or respective amounts paid up thereon. The company shall not be bound to issue more than one certificate for share held jointly by several persons and delivery of a certificate to one joint holder shall be a sufficient delivery to all of them.

7. If a share certificate is defaced, worn-out, lost or destroyed, it may be renewed on such terms (if any) as to evidence and indemnity and payment of the expenses reasonably incurred by the company in investigating evidence as the directors may determine but otherwise free of charge, and (in the case of defacement or wearing-out) on delivery up of the old certificate.

LIEN

8. The company shall have a first and paramount lien on every share (not being a fully paid share) for all moneys (whether presently payable or not) payable at a fixed time or called in respect of that share. The directors may at any time declare any shares to be wholly or in part exempt from the provisions of this regulation. The company's lien on a share shall extend to any amount payable in respect of it.

9. The company may sell in such manner as the directors determine any shares on which the company has a lien if a sum in respect of which the lien exists is presently payable and is not paid within fourteen clear days' after notice has been given to the holder of the share or to the person entitled to it in consequence of the death or bankruptcy of the holder, demanding payment and stating that if the notice is not complied with the shares may be sold.

10. To give effect to a sale the directors may authorise some person to execute an instrument of transfer of the shares sold to, or in accordance with the directions of, the purchaser. The title of the transferee to the shares shall not be affected by any irregularity in or invalidity of the proceedings in reference to the sale.

11. The net proceeds of the sale, after payment of the costs shall be applied in payment of so much of the sum for which the lien exists as is presently payable, and any residue shall (upon surrender to the company for cancellation of the certificate for the shares sold and subject to a like lien for any moneys not presently payable as existed upon the shares before the sale) be paid to he person entitled to the shares at the date of the sale.

CALLS ON SHARES AND FORFEITURE

12. Subject to the terms of allotment, the directors may make calls upon the members in respect of any moneys unpaid on their shares (whether in respect of nominal value or premium) and each member shall (subject to receiving at least fourteen clear days' notice specifying when and where payment is to be made) pay to the company as required by the notice the amount called on his shares. A call may be required to be paid by instalments. A call may, before receipt by the company of any sum due thereunder, be revoked in whole or part and payment of a call may be postponed in whole or part. A person upon whom a call is made shall remain liable for calls made upon him not withstanding the subsequent transfer of the shares in respect whereof the call was made.

13. A call shall be deemed to have been made at the time when the resolution of the directors authorising the call was passed.

14. The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

15. If a call remains unpaid after it has become due and payable the person from whom it is due and payable shall pay interest on the amount unpaid from the day it became due and payable until it is paid at the rate fixed by the terms of allotment of the share or in the notice of the call or, if no rate is fixed, at the appropriate rate (as defined by the Act) but the directors may waive payment of the interest wholly or in part.

16. An amount payable in respect of a share on allotment or at any fixed date, whether in respect of nominal value or premium or as an instalment of a call, shall be deemed to be a call and if it is not paid the provisions of the articles shall apply as if that amount had become due and payable by virtue of a call.

17. Subject to the terms of allotment, the directors may make arrangements on the issue of shares for a difference between the holders in the amounts and times of payment of calls on their shares.

18. If a call remains unpaid after it has become due and payable the directors may give to the person from whom it is due not less than fourteen clear days' notice requiring payment of the amount unpaid together with any interest which may have accrued. The notice shall name the place where payment is to be made and shall state that if the notice is not complied with the shares in respect of which the call was made will be liable to be forfeited.

19. If the notice is not complied with any share in respect of which it was given may, before the payment required by the notice has been made, be forfeited by a resolution of the directors and the forfeiture shall include all dividends or other monies payable in respect of the forfeited shares and not paid before the forfeiture.

20. Subject to the provisions of the Act, a forfeited share may be sold, re-allotted or otherwise disposed of on such terms and in such manner as the directors determine either to the person who was before the forfeiture the holder or to any other person and at any time before sale, reallotment or other disposition, the forfeiture may be cancelled on such terms as the directors think fit. Where for the purposes of its disposal a forfeited share is to be transferred to any person the directors may authorise some person to execute an instrument of transfer of the share to that person.

21. A person any of whose shares have been forfeited shall cases to be a member in respect of them and shall surrender to the Company for cancellation the certificate for the shares forfeited but shall remain liable to the company for all moneys which at the date of forfeiture were presently payable by him to the company in respect of those shares with interest at the rate at which interest was payable on those moneys before the forfeiture or, if no interest was so payable, at the appropriate rate (as defined in the Act) from the date of forfeiture until payment but the directors may waive payment wholly or in part or enforce payment without any allowance for the value of the shares at the time of forfeiture or for any consideration received on their disposal.

22. A statutory declaration by a director or the secretary that a share has been forfeited on a specified date shall be conclusive evidence of the facts stated in it as against all persons claiming to be entitled to the share and the declaration shall (subject to the execution of an instrument of transfer if necessary) constitute a good title to the share and the person to whom the share is disposed of shall not be bound to see to the application of the consideration, if any, nor shall his title to the share be affected by any irregularity in or invalidity of the proceedings in reference to the forfeiture or disposal of the share.

TRANSFER OF SHARES

23. The instrument of transfer of a share may be in any usual form or in any other form which the directors may approve and shall be executed by or on behalf of the transferor and, unless the share is fully paid, by or on behalf of the transferee.

24. The directors may refuse to register the transfer of a share which is not fully paid to a person of whom they do not approve and they may refuse to register the transfer of a share on which the company has a lien. They may also refuse to register a transfer unless-

     a) It is lodged at the office or at such other place as the directors may appoint and is accompanied by the certificate for the shares to which it relates and such other evidence as the directors may reasonably require to show the rights of the transferor to make the transfer;

     b)   It is in respect of only one class of shares; and

     c)   It is in favour of not more than four transferees.

25. If the directors refuse to register a transfer of a share, they shall within two months after the date on which the transfer was lodged with the company send to the transferee notice of the refusal.

26. The registration of transfers of shares or of transfers of any class of shares may be suspended at such times and for such periods (not exceeding 30 days in any year) as the directors may determine.

27. No fee shall be charged for the registration of any instrument of transfer or other document relating to or affecting the title to any share.

28. The company shall be entitled to retain any instrument of transfer which is registered, but any instrument of transfer which the directors refuse to register shall be returned to the person lodging it when notice of the refusal is given.

TRANSMISSION OF SHARES

29. If a member dies the survivor or survivors where he was a joint holder, and his personal representatives where he was a sole holder or the only survivor of joint holders, shall be the only persons recognised by the company as having any title to his interest but nothing herein contained shall release the estate of a deceased member from any liability in respect of any share which had been jointly held by him.

30. A person becoming entitled to a share in consequence of the death or bankruptcy of a member may, upon such evidence being produced as the directors may properly require, elect either to become the holder of the share or to have some person nominated by him registered as the transferee. If he elects to become the holder he shall give notice to the company to that affect. If he elects to have another person registered he shall execute an instrument of transfer of the share to that person. All the articles relating to the transfer of shares shall apply to the notice or instrument of transfer as if it were an instrument of transfer executed by the member and the death or bankruptcy of the member had not occurred.

31. A person becoming entitled to a share in consequence of the death or bankruptcy of a member shall have the rights to which he would be entitled if he were the holder of the share, except that he shall not, before being registered as the holder of the share, be entitled in respect of it to attend or vote at any meeting of the company or at any separate meeting of the holders of any class of shares in the company.

ALTERATION OF SHARE CAPITAL

32. The company may by ordinary resolution:

     a) Increase its share capital by new shares of such amount as the resolution prescribes;

     b) Consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

     c) subject to the provisions of the Act sub-divide its shares, or any of them, into shares of smaller amount and the resolution may determine that, as between the shares resulting from the sub-division, any of them may have any preference or advantage as compared with the others; and

     d) cancel shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the shares so cancelled.

33. Whenever as a result of a consolidation of shares any members would become entitled to fractions of a share, the directors may, on behalf of those members, sell the shares representing the fractions for the best price reasonably obtainable to any person (including subject to the provisions of the Act, the company) and distribute the net proceeds of sale in due proportion among those members, and the directors may authorise some person to execute an instrument of transfer of the shares to, or in accordance with the directions of the purchaser. The transferee shall not be bound to see to the application of the purchase money not shall his title to the shares be affected by any irregularity in or invalidity of the proceedings in reference to the sale.

34. Subject to the provisions of the Act, the company may by special resolution reduce its share capital, any capital redemption reserve and any share premium account in any way.

PURCHASE OF OWN SHARES

35. Subject to the provisions of the Act, the company may purchase its own shares (including any redeemable shares) and, if it is a private company, make a payment in respect of the redemption or purchase of its own shares otherwise than out of distributable profits of the company or the proceeds of a fresh issue of shares.

GENERAL MEETINGS

36. All general meetings other than annual general meetings shall be called extraordinary general meetings.

37. The directors may call general meetings and, on the requisition of members pursuant to the provisions of the Act, shall forthwith proceed to convene an extraordinary general meeting for a date not later than eight weeks after receipt of the requisition. If there are not within the United Kingdom sufficient directors to call a general meeting, any director or any member of the company may call a general meeting.

NOTICE OF GENERAL MEETINGS

38. An annual general meeting and an extraordinary general meeting called for the passing of a special resolution or a resolution appointing a person as a director shall be called by at least 21 clear days' notice. All other extraordinary general meetings shall be called by at least fourteen clear days' notice but a general meeting may be called by shorter notice if it is so agreed-

     a) in the case of an annual general meeting, by all the members entitled to attend and vote thereat; and

     b) in the case of any other meeting by a majority in number of the members having a right to attend and vote being a majority together holding not less than ninety-five per cent, in nominal value of the shares giving that right.

The notice shall specify the time and place of the meeting and the general nature of the business to be transacted and, in the case of an annual general meeting, shall specify the meeting as such.

Subject to the provisions of the articles and to any restrictions imposed on any shares, the notice shall be given to all the members, to all persons entitled to a share in consequence of the death or bankruptcy of a member and to the directors and auditors.

39. The accidental ommission to give notice of a meeting to, or the non-receipt of notice of a meeting by, any person entitled to receive notice shall not invalidate the proceedings at that meeting.

PROCEEDINGS AT GENERAL MEETINGS

40. No business shall be transacted at any meeting unless a quorum is present. Two persons entitled to vote upon the business to be transacted, such being a member or a proxy for a member or a duly authorised representative of a corporation, shall be a quorum.

41. If such a quorum is not present within half an hour from the time appointed for the meeting, or if during a meeting such a quorum cases to be present, the meeting shall stand adjourned to the same day in the next week at the same time and place or to such time and place as the directors may determine.

42. The chairman, if any, of the board of directors or in his absence some other director nominated by the directors shall preside as chairman of the meeting, but if neither the chairman nor such other director (if any) be present within 15 minutes after the time appointed for holding the meeting and willing to act, the directors present shall elect one of their number to be chairman and, if there is only one director present and willing to act, he shall be chairman.

43. If no director is willing to act as chairman, or if not director is present within 15 minutes after the time appointed for holding the meeting, the members present and entitled to vote shall choose one of their number to be chairman.

44. A director shall, notwithstanding that he is not a member, be entitled to attend and speak at any general meeting and at any separate meeting of the holders of any class of shares in the company.

45. The chairman may, with the consent of a meeting at which a quorum is present (and shall if so directed by the meeting), adjourn the meeting from time to time and from place to place, but no business shall be transacted at an adjourned meeting other than business which might properly have been transacted at the meeting had the adjournment not taken place. When a meeting is adjourned for 14 days or more, at least seven clear days' notice shall be given specifying the time and place of the adjourned meeting and the general nature of the business to be transacted. Otherwise it shall not be necessary to give any such notice.

46. A resolution put to the vote of a meeting shall be decided on a show of hands unless before, or on the declaration of the result of the show of hands a poll is duly demanded. Subject to the provisions of the Act, a poll may be demanded -

     a)   by the chairman; or

     b)   by at least two members having the right to vote at the meeting; or

     c) by a member or members representing not less than one-tenth of the total voting rights of all the members having the right to vote at the meeting; or

     d) by a member or members holding shares conferring a right to vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on the shares conferring that right; and a demand by a person as proxy for a member shall be the same as a demand by the member.

47. Unless a poll is duly demanded a declaration by the chairman that a resolution has been carried or carried unanimously, or by a particular majority, or lost, or not carried by a particular majority and an entry to that effect in the minutes of the meeting shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against the resolution.

48. The demand for a poll may, before the poll is taken, be withdrawn but only with the consent of the chairman and a demand so withdrawn shall not be taken to have invalidated the result of a show of hands declared before the demand was made.

49. A poll shall be taken as the chairman directs and he may appoint scrutineers (who need not be members) and fix a time and place for declaring the result of the poll. The result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

50. In the case of an equality of votes, whether on a show of hands or on a poll, the chairman shall be entitled to a casting vote in addition to any other vote he may have.

51. A poll demanded on the election of a chairman or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken either forthwith or at such time and place as the chairman directs not being more than thirty days after the poll is demanded. The demand for a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on whch the poll was demanded. If a poll is demanded before the declaration of the results of a show of hands and the demand is duly withdrawn, the meeting shall continue as if the demand had not been made.

52. No notice need be given of a poll not taken forthwith if the time and place at which it is to be taken are announced at the meeting at which it is demanded. In any other case at least seven clear days' notice shall be given specifying the time and place at which the poll is to be taken.

53. A resolution in writing executed by or on behalf of each member who would have been entitled to vote upon it if it had been proposed at a general meeting at which he was present shall be as effectual as if it had been passed at a general meeting duly convened and held and may consist of several instruments in the like form each executed by or on behalf of one or more members.

VOTES OF MEMBERS

54. Subject to any rights or restrictions attached to any shares, on a show of hands every member who (being an individual) is present in person or (being a corporation) is present by a duly authorised representative, not being himself a member entitled to vote, shall have one vote and on a poll every member shall have one vote for every share of which he is the holder.

55. In the case of joint holders the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders; and seniority shall be determinded by the order in which the names of the holders stand in the register of members.

56. A memeber in respect of whom an order has been made by any court having jurisdiction (whether in the United Kingdom or elsewhere) in matters concerning mental disorder may vote, whether on a show of hands or on a poll, by his receiver, curator bonis or other person authorised in that behalf appointed by that court, and any such receiver, curator bonis or other person may, on a poll, vote by proxy. Evidence to the satisfaction of the directors of the authority of the person claiming to exercise the right to vote shall be deposited at the office, or at such other place as is specified in accordance with the articles for the deposit of instruments of proxy, not less than 48 hours before the time appointed for holding the meeting or adjourned meeting at which the right to vote is to be exercised and in default the right to vote shall not be exercisable.

57. No member shall vote at any general meeting or at any separate meeting of the holders of any class of shares in the company, either in person or by proxy, in respect of any share held by him unless all moneys presently payable by him in respect of that share have been paid.

58. No objection shall be raised to the qualification of any voter except at the meeting or adjourned meeting at which the vote objected to is tendered, and every vote not disallowed at the meeting shall be valid. Any objection made in due time shall be referred to the chairman whose decision shall be final and conclusive.

59. On a poll votes may be given either personally or by proxy. A member may appoint more than one proxy to attend on the same occasion.

60. An instrument appointing a proxy shall be in writing, executed by or on behalf of the appointor and shall be in the following form (or in a form as near thereto as circumstances allow or in any other form which is usual or which the directors may approve).

"_____________________________________ PLC/Limited

I/We, ______________________________ of __________________ being a member/
members of the above-named company, hereby appoint _____________________________________ of______________________________ or
failing him ______________________________ of _____________________ as my/our
proxy to vote in my/our name(s)and on my/our behalf at the annual/extraordinary general meeting of the company to be held on ________________19_____, and at any adjournment thereof.
Signed on ___________________ 19_______"

61. Where it is desired to afford members an apportunity of instructing the proxy how he shall act the instrument appointing a proxy shall be in the following form (or in a form as near thereto as circumstances allow or in any other form which is usual or which the director may approve):

"_______________________ PLC/Limited

I/we, ___________________ of ____________________ being a member /members of the above-named company , hereby appoint _______________ of __________________ or failing him, _______________ of ________________ as my/our proxy to vote in my/our name(s) and on my/our behalf at the annual/extraordinary general meeting of the company to be held on _____________ 19_____, and at any adjournment thereof.

This form is to be used in respect of the resolutions mentioned below as follows:

Resolution No. 1 " for " against

Resolution No. 2 " for" against.

"Strike out whichever is not desired.

Unless otherwise instructed, the proxy may vote as he thinks fit or abstain from voting,

Signed this __________________ day of ______________ 19_____"

62. The instrument appointing a proxy and any authority under whcih it is executed or a copy of such authority certified notarially or in some other way approved by the directors may -

     (a) be deposited at the office or at such other place within the United Kingdom as is specified in the notice convening the meeting or in any instrument of proxy sent out by the company in relation to the meeting not less tahn 48 hours before the time for holding the meeting or adjourned meeting at which the person named in the instrument proposes to vote; or

     (b) in the case of a poll taken more than 48 hours after it is demanded , be deposited as aforesaid after the poll has been demanded and not less than 24 hours before the time appointed for the taking of the poll; or

     c) where the poll is not taken forthwith but is taken not more than 48 hours after it was demanded, be delivered at the meeting or which the poll was demanded to the chairman or to the secretary or to any director;

and an instrument of proxy which is not deposited or delivered in a manner so permitted shall be invalid.

63. A vote given or poll demand by proxy or by the duly authorised representative of a corporation shall be valid notwithstanding the previous determination of the authority of the person voting or demanding a poll unless notice of the determination was received by the company at the office or at such other place at which the instrument of proxy was duly deposited before the commencement of the meeting or adjourned meeting at which the vote is given or the poll demanded or (in the case of a poll taken otherwise than on the same day as the meeting or adjourned meeting) the time appointed for taking the poll.

NUMBER OF DIRECTORS

64. Unless otherwise determined by ordinary resolution, the number of directors (other than alternate directors) shall not be subject to any maximum but shall be not less than two.

ALTERNATE DIRECTORS

65. Any director (other than an alternate director) may appoint any other director, or any other person approved by resolution of the directors and willing to act, to be an alternate director and may remove from office an alternate director so appointed by him.

66. An alternate director shall be entitled to receive notice of all meetings of directors and of all meetings of committees of directors of which his appointor is a member, to attend and vote at any such meeting at which the director appointing him is not personally present, and generally to perform all the functions of his appointor as a director in his absence but shall not be entitled to receive any remuneration from the company for his services as an alternate director. But it shall not be necessary to give notice of such a meeting to an alternate director who is absent from the United Kingdom.

67. An alternate director shall cease to be an alternate director if his appointor ceases to be a director, but, if a director retires by rotation or otherwise but is reappointed or deemed to have been reappointed at the meeting at which he retires, any appointment of an alternate director made by him which was in force immediately prior to his retirement shall continue after his reappointment.

68. Any appointment or removal of an alternate director shall be by notice to the company signed by the director making or revoking the appointment or in any other manner approved by the directors.

69. Save as otherwise provided in the articles, an alternative director shall be deemed for all purposes to be a director and shall alone be responsible for his own acts and defaults and he shall not be deemed to be the agent of the director appointing him.

POWERS OF DIRECTORS

70. Subject to the provisions of the Act, the memorandum and the articles and to any directions given by special resolution, the business of the company shall be managed by the directors who may exercise all the powers of the company. No alteration of the memorandum or articles and no such direction shall invalidate any prior act of the directors which would have been valid if that alteration had not been made or that direction had not been given. The powers given by this regulation shall not be limited by any special power given to the directors by the articles and a meeting of directors at which a quorum is present may exercise all powers exercisable by the directors.

71. The directors may, by power of attorney or otherwise, appoint any person to be the agent of the company for such purposes and on such conditions as they determine, including authority for the agent to delegate all or any of his powers.

DELEGATION OF DIRECTORS' POWERS

72. The directors may delegate any of their powers to any committee consisting of one or more directors. They may also delegate to any managing director or any director holding any other executive office such of their powers as they consider desirable to be exercised by him. Any such delegation may be made subject to any conditions the directors may impose, and either collaterally with or to the exclusion of their own powers and may be revoked or altered. Subject to any such conditions, the proceedings of a committee with two or more members shall be governed by the articles regulating the proceedings of directors so far as they are capable of applying.

APPOINTMENT AND RETIREMENT OF DIRECTORS

73. At the first annual general meeting all the directors shall retire from office, and at every subsequent annual general meeting one-third of the directors who are subject to retirement by rotation or, if their number is not three or a multiple of three, the number nearest to one-third shall retire from office; but, if their is only one director who is subject to retirement by rotation, he shall retire.

74. Subject to the provisions of the Act, the directors to retire by rotation shall be those who have been longest in office since their last appointment or reappointment, but as between persons who become or were last reappointed directors on the same day those to retire shall (unless they otherwise agree among themselves) be determined by lot.

75. If the company, at the meeting at which a director retires by rotation, does not fill the vacancy the retiring director shall, if willing to act, be deemed to have been reappointed unless at the meeting it is resolved not to fill the vacancy of unless a resolution for the reappointment of the director is put to the meeting and lost.

76. No person other than a director retiring by rotation shall be appointed or reappointed as director at any general meeting unless-

     a)   he is recommended by the directors;

     b) not less than 14 nor more than 35 clear days before the date appointed for the meeting, notice executed by a member qualified to vote at the meeting has been given to the company of the intention to propose that person for appointment or reappointment, stating the particulars which would, if he were so appointed or reappointed, be required to be included in the company's register of directors together with notice executed by that person of his willingness to be appointed or reappointed.

77. Not less than seven nor more than 28 clear days' before the date appointed for holding a general meeting notice shall be given to all who are entitled to receive notice of the meeting of any person (other than a director retiring by rotation at the meeting who is recommended by the directors for appointment or reappointment as a director at the meeting or in respect of whom notice has duly been given to the company of the intention to propose him at the meeting for appointment or reappointment as a director. The notice shall give the particulars of that person which would, if he were so appointed or reappointed, be required to be included in the company's register of directors.

78. Subject as aforesaid, the company may by ordinary resolution appoint a person who is willing to act to be a director either to fill a vacancy or as an additional director and may also determine the rotation in which any additional directors are to retire.

79. The directors may appoint a person who is willing to act to be a director, either to fill a vacancy or as an additional director, provided that the appointment does not cause the number of directors to exceed any number fixed by or in accordance with the articles as the maximum number of directors. A director so appointed shall hold office only until the next following annual general meeting and shall not be taken into account in determining the directors who are to retire by rotation at the meeting. If not reappointed at such annual general meeting, he shall vacate office at the conclusion thereof.

80. Subject as aforesaid, a director who retires at an annual general meeting may, if willing to act, be reappointed. If he is not reappointed, he shall retain office until the meeting appoints someone in his place, or if it does not do so, until the end of the meeting.

DISQUALIFICATION AND REMOVAL OF DIRECTORS

81. The office of a director shall be vacated if-

     a) he ceases to be a director by virtue of any provision of the Act or he becomes prohibited by law from being a director; or

     b) he becomes bankrupt or makes any arrangement or composition with his creditors generally; or

     c)   he is, or may be, suffering from mental disorder and either-

          i) he is admitted to hospital in pursuance of an application for admission for treatment under the Mental Health Act 1983 or, in Scotland, an application for admission under Mental Health (Scotland) Act 1960, or

          ii) an order is made by a court having jurisdiction (whether in the United Kingdom or elsewhere) in matters concerning mental disorder for his detention or for the appointment of a receiver, curator bonis or other person to exercise powers with respect to his property or affairs; or

     d)   he resigns his office by notice to the company; or

     e) he shall for more than six consecutive months have been absent without permission of the directors from meetings of directors held during that period and the directors resolve that his office be vacated.

REMUNERATION OF DIRECTORS

82. The directors shall be entitled to such remuneration as the company may be ordinary resolution determine and, unless the resolution provides otherwise, the remuneration shall be deemed to accrue from day to day.

DIRECTORS' EXPENSES

83. The directors may be paid all travelling, hotel, and other expenses properly incurred by them in connection with their attendance at meetings of directors or committee of directors or general meetings or separate meetings of the holders of any class of shares or of debentures of the company or otherwise in connection with the discharge of their duties.

DIRECTORS' APPOINTMENTS AND INTERESTS

84. Subject to the provisions of the Act, the directors may appoint one or more of their number to the office of managing director or to any other executive office under the company and may enter into an agreement or arrangement with any director for his employment by the company or for the provision by him of any services outside the scope of the ordinary duties of a director. Any such appointment, agreement of arrangement may be made upon such terms as the directors determine and they may remunerate any such director for his services as they think fit. Any appointment of a director to an executive office shall terminate if he ceases to be a director but without prejudice to any claim to damages for breach of the contract of service between the director and the company. A managing director and a director holding any other executive office shall not be subject to retirement by rotation.

85. Subject to the provisions of the Act, and provided that he has disclosed to the directors the nature and extent of any material interest of his, a director notwithstanding his office-

     a) may be a party to, or otherwise interested in, any transaction or arrangement with the company or in which the company is otherwise interested;

     b) may be a director or other officer of, or employed by, or a party to any transaction of arrangement with, or otherwise interested in, any body corporate promoted by the company or in which the company is otherwise interested; and

     c) shall not, by reason of his office, be accountable to the company for any benefit which he derives from any such office or employment of from any such transaction or arrangement or from any interest in any such body corporate and no such transaction or arrangement shall be liable to be avoided on the ground of any such interest or benefit.

86. For the purposes of regulation 85-

     a) a general notice given to the directors that a director is to be regarded as having an interest of the nature and extend specified in the notice in any transaction or arrangement in which a specified person or class of persons is interested shall be deemed to be a disclosure that the director has an interest in any such transaction of the nature and extent so specified; and

     b) an interest of which a director has no knowledge and of which it is unreasonable to expect him to have knowledge shall not be treated as an interest of his.

DIRECTORS' GRATUITIES AND PENSIONS

87. The directors may provide benefits, whether by the payment of gratuities or pensions or by insurance or otherwise, for any director who has held but no longer holds any executive office or employment with the company or with any body corporate which is or has been a subsidiary of the company or a predecessor in business of the company or of any such subsidiary, and for any member of his family (including a spouse and a former spouse) or any person who is or was dependent on him, and may (as well before as after he ceases to hold such office or employment) contribute to any fund and pay premiums for the purchase or provision of any such benefit.

PROCEEDINGS OF DIRECTORS

88. Subject to the provisions of the articles, the directors may regulate their proceedings as they think fit. A director may, and the Secretary at the request of a director shall, call a meeting of the directors. It shall not be necessary to give notice of a meeting to a director who is absent from the United Kingdom. Questions arising at a meeting shall be decided by a majority of votes. In the case of an equality of votes, the chairman shall have a second or casting vote. A director who is also an alternate director shall be entitled in the absence of his appointor to a separate vote on behalf of his appointor in addition to his own vote.

89. The quorum for the transaction of the business of the directors may be fixed by the directors and unless so fixed at any other number shall be two. A person who holds office only as an alternate director shall, if his appointor is not present, be counted in the quorum.

90. The continuing directors or a sole continuing director may act notwithstanding any vacancies in their number, but if the number of directors is less than the number fixed as the quorum, the continuing directors or director may act only for the purpose of filling vacancies or of calling a general meeting.

91. The directors may appoint one of their number to be the chairman of the board of directors and may at any time remove him from that office. Unless he is unwilling to do so, the director so appointed shall preside at every meeting of directors at which he is present. But if there is no director holding that office, or if the director holding it is unwilling to preside or is not present within five minutes after the time appointed for the meeting, the directors present may appoint one of their number to be chairman of the meeting.

92. All acts done by a meeting of directors, or of a committee of directors, or by a person acting as a director shall, notwithstanding that it be afterwards discovered that there was a defect in the appointment of any director or that any of them were disqualified from holding office, or had vacated office, or were not entitled to vote, be as valid as if every such person had been duly appointed and was qualified and had continued to be a director and had been entitled to vote.

93. A resolution in writing signed by all the directors entitled to receive notice of a meeting of directors or of a committee of directors shall be as valid and effected as if it had been passed at a meeting of directors or (as the case may be) a committee of directors duly convinced and held and may consist of several documents in the like form each signed by one or more directors; but a resolution signed by an alternate director need not also be signed by his appointor and, if it is signed by a director who has appointed an alternative director, it need not be signed by the alternate director in that capacity.

94. Save as otherwise provided by the articles a director shall not vote at a meeting of director or of a committee of directors on any resolution concerning a matter in which he has, directly or indirectly, an interest or duty which is material and which conflicts or may conflict with the interests of the company unless his interest or duty arises only because the case falls within one or more of the following paragraphs -

     a) the resolution relates to the giving to him of a guarantee, security, or indemnity in respect of money lent to, or an obligation incurred by him for the benefit of, the company or any of its subsidiaries;

     b) the resolution relates to the giving to a third party of a guarantee, security, or indemnity in respect of an obligation of the company or any of its subsidiaries for which the director has assumed responsibility in whole or part and whether alone or jointly with others under a guarantee or indemnity or by the giving of security.

     c) his interest arises by virtue of his subscribing or agreeing to subscribe for any shares, debentures or other securities of the company or any of its subsidiaries, or by virtue of his being, or intending to become, a participant in the underwriting or sub-underwriting of an offer of any such shares, debentures, or other securities by the company or any of its subsidiaries for subscription, purchase or exchange;

     d) the resolution relates in any way to a retirement benefits scheme which has been approved, or is conditional upon approval, by the Board of Inland Revenue for taxation purposes.

For the purposes of this regulation, an interest of a person who is, for any purpose of the Act (excluding any statutory modification thereof not in force when this regulation becomes binding on the company), connected with a director shall be treated as an interest of the director and in relation to an alternate director, an interest of his appointor shall be treated as an interest of the alternate director without prejudice to any interest which the alternate director has otherwise.

95. A director shall not be counted in the quorum present at a meeting in relation to a resolution on which he is not entitled to vote.

96. The company may by ordinary resolution suspend or relax to any extent, either generally or in respect of any particular matter, any provision of the articles prohibiting a director from voting at a meeting of directors or of a committee of directors.

97. Where proposals are under consideration concerning the appointment of two or more directors to office or employments with the company or any body corporate in which the company is interested the proposals may be divided and considered in relation to each director separately and (provided he is not for another reason precluded from voting) each of the directors concerned shall be entitled to vote and be counted in the quorum in respect of each resolution except that concerning his own appointment.

98. If a question arises at a meeting of directors or of a committee of directors as to the right of a director to vote, the question may, before the conclusion of the meeting, be referred to the chairman of the meeting and his ruling in relation to any director other than himself be final and conclusive.

SECRETARY

99. Subject to the provisions of the Act, the secretary shall be appointed by the directors for such term, at such remuneration and upon such conditions as they may think fit; and any Secretary as appointed may be removed by them.

MINUTES

100. The directors shall cause minutes to be made in books kept for the purpose-

     a)   of all appointments of officers made by the directors; and

     b) of all proceedings at meetings of the company of the holders of any class of shares in the company, and of directors, and of committees of directors, including the names of the directors present at each such meeting.

THE SEAL

101. The seal shall only be used by the authority of directors or of a committee of directors authorised by the directors. The directors may determine who shall sign any instrument to which the seal is affixed and unless otherwise so determined it shall be signed by a director and by the secretary or by a second director.

DIVIDENDS

102. Subject to the provisions of the Act, the company may by ordinary resolution declare dividends in accordance with the respective rights of the members, but no dividend shall exceed the amount the recommanded by the directors.

103. Subject to the provisions of the Act, the directors may be interim dividends if it appaers to them that they are justified by the profits of the company available for distribution. If the share capital is divided into different classes, the directors may pay interim dividends on shares which confer deferred or non-preferred rights with regards to dividend as well as on shares which confer preferential rights with regards to dividend, but no interim dividend shall be paid on shares carrying deferred on non-preferred rights if, at the time of payment, any preferential dividend is in arrear. The director may also pay an intervals settled by them any dividend payable at a fixed rate if it appaers to them that the profits available for distribution justify the payment. Provided the directors act in good faith they shall not incur any liability to the holders of shares conferring preferred rights for any loss they may suffer by lawful payment of an interim dividend on any shares having deferred or non-preferred rights.

104. Except as otherwise provided by the rights attached to shares, all dividends shall be declared and paid according to the amounts paid up on the shares on which the dividend is paid. All dividends shall be apportioned and paid proportionately to the amounts paid up on the shares during any portion or portions of the period in respect of which the dividend is paid; but if any share is issued on terms providing that it shall rank for dividend as from a particular date that share shall rank for dividend accordingly.

105. A general meeting declaring a dividend may, upon the recommendation of the directors, direct that it shall be satisified wholly or partly by the distribution of assets and, where any difficulty arises in regard to the distribution, the directors may settle the same and in particular may issue fractional certificates and fix the value for distribution of any assets and may determine that cash shall be paid to any member upon the footing of the value so fixed in order to adjust the rights of members and may vest any assets in trustees.

106. Any dividend or other moneys payable in respect of a share may be paid by cheque sent by post to the registered address of the person entitled or, if two or more persons are the holders of the share or are jointly entitled to it by reason of the death or bankruptcy of the holder, to the registered address of that one of those persons who is first named in the register of members or to such person and to such address as the person or persons entitled may in writing direct. Every cheque shall be made payable to the order of the person or persons entitled or to such other person as the person or persons entitled may in writing direct and payment of the cheque shall be a good discharge to the company. Any joint holder or other person jointly entitled to a share as aforesaid may give receipts for any dividend or other moneys payable in respect of the share.

107. No dividend or other moneys payable in respect of a share shall bear interest against the company unless otherwise provided by the rights attached to the share.

108. Any dividend which has remained unclaimed for 12 years from the date when it became due for payment shall, if the directors so resolve, be forfeited and cease to remain owing by the company.

ACCOUNTS

109. No member shall (as such) have any right of inspecting any accounting record or other book or document of the company except as conferred by statute or authorised by the directors or by ordinary resolution of the company.

CAPITALISATION OF PROFITS

110. The directors may with the authority of an ordinary resolution of the company-

     a) Subject as hereinafter provided, resolve to capitalise any undivided profits of the company not required for paying any preferential dividend (whether or not they are available for distribution) or any sum standing to the credit of the company's share premium account or capital redemption reserve;

     b) appropriate the sum resolved to be capitalised to the members who would have been entitled to it if it were distributed by way of dividend and in the same proportions and apply such sum on their behalf either in or towards paying up the amounts, if any, for the time being unpaid on any shares held by them respectively, or in paying up in full unissued shares or debentures of the company of a nominal amount equal to that sum, and allot the shares or debentures credited as fully paid to those members, or as they may direct, in those proportions, or partly in one way and party in other but the share premium account, the capital redemption reserve, and any profits which are not available for distribution, may for the purposes of this regulation, only be applied in paying up unissued shares to be alloted to members credited as fully paid.

     c) make such provision by the issue of fractional certificates or by payment in cash or otherwise as they determine in the case of shares or debentures becoming distributable under this regulation in fractions; and

     (d) authorise any person to enter on behalf of all the members concerned into an agreement with the company providing for the allotment to them respectively, credited as fully paid, of any shares or debentures to which they are entitled upon such capitalisation, any agreement made under such authority being binding on all such members.

NOTICES

111. Any notice to be given to or by any person pursuant to the articles shall be in writing except that a notice calling a meeting of the directors need not be in writing.

112. The company may give any notice to a member either personality or by sending it by post in a prepaid envelops addressed to the member at his registered address or by leaving it at that address. In the case of joint holders of a share, all notices shall be given to the joint holder whose name stands first in the register of members in respect of the joint holding and notice so given shall be sufficient notice to all the joint holders. A member whose registered address is not within the United Kingdom and who gives to the company an address within the United Kingdom at which notices may be given to him shall be entitled to have notices given to him at that address, but otherwise no such member shall be entitled to recieve any notice from the company.

113. A member present, either in person or by proxy, at any meeting of the company or of the holders of any class of shares in the company shall be deemed to have received notice of the meeting and, where requisite, of the purposes for which it was called.

114. Every person who becomes entitled to a share shall be bound by any notice in respect of that share which, before his name is entered in the register of members, has been duly given to a person from whom he derives his title.

115. Proof that an envelope containing a notice was properly addressed, prepaid and posted shall be conclusive evidence that the notice was given. A notice shall be deemed to be given at the expiration of 48 hours after the envelope containing it was posted.

116. A notice may be given by the company to the persons entitled to a share in consequence of the death or bankruptcy of a member by sending or delivering it, in any manner authorised by the articles for the giving of notice to a member, addressed to them by name, or by the title of representatives of the deceased, or trustees of the bankrupt, or by any like description at the address, if any, within the United Kingdom supplied for that purpose by the persons claiming to be so entitled. Until such an address has been supplied, a notice may be given in any manner in which it might have been given if the death or bankruptcy had not occured.

WINDING UP

117. If the company is wound up, the liquidator may, with the sanction of an extraordinary resolution of the company and any other sanction required by the Act, divide among the members in specie the whole or any part of the assets of the company and may, for that purpose, value any assets and determine how the division shall be carried out as between the members or different classes of members. The liquidator may, with the like sanction, vest the whole or any part of the assets in trustees upon such trusts for the benefit of the members as he with the like sanction determines, but no member shall be compelled to accept any assets upon which there is a liability.

INDEMNITY

118. Subject to the provisions of the Act but without prejudice to any indemnity to which a director may otherwise be entitled, every director or other officer or auditor of the company shall be indemnified out of the assets of the company against any liablity incurred by him in defending any proceedings, whether civil or criminal, in which judgement is given in his favour or in which he is acquitted or in connection with any application in which relief is granted to him by the court from liability for negligence, default, breach of duty or breach of trust in relation to the affairs of the company.

FILING COPY

Company Number 4413202

                             THE COMPANIES ACT 1985

                            COMPANY LIMITED BY SHARES

                               WRITTEN RESOLUTION

                                       OF

                            HELIWORLD LEASING LIMITED

                                 ("THE COMPANY")

The following special resolution was passed by way of a written resolution by the Sole the Member of the Company on 8th July 2004;

"That the Articles of Association of the Company be and are hereby altered by inclusion of the following as a new article 17A, after existing article 17:-

"l7A A Director may participate in a meeting of the Directors of which he is a member by means of conference telephone or similar communications equipment whereby all persons participating in the meeting can hear each other. Participation in a meeting in this manner is deemed to constitute presence in person at the meeting." "


/s/ Keith Mullett
----------------------------------------
Director                                                        Date 9 July 2004

                                                                       (Barcode)